Exhibit 99.1

Contacts: Liz Sharp, VP Investor Relations Smith & Wesson Holding Corp. (413) 747-3304 lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

Second Quarter Fiscal 2012 Financial Results

•	Sales from Continuing Operations of $92.3 Million, Up 10.5% Year-Over-Year

•	Raising Fiscal 2012 Annual Sales Guidance for Continuing Operations

SPRINGFIELD, Mass., December 8, 2011 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing, today announced financial results for the second quarter of fiscal 2012.

Second Quarter Fiscal 2012 Financial Highlights

•

The financial results of the company’s security solutions business are reported as discontinued operations for all periods presented as a result of the company’s previously announced plan to divest those operations.

•

Net sales from continuing operations for the second quarter were $92.3 million, up 10.5% from the year-ago quarter, reflecting strength across nearly all firearm products, offset by a decline in hunting product sales.

•

Gross profit was $24.6 million, or 26.7% of sales, compared with gross profit of $25.4 million, or 30.4% of sales, for the year-ago quarter, reflecting the impact of costs associated with a Thompson/Center Arms product recall, as well as direct costs and the efficiency impact associated with the consolidation of the Thompson/Center Arms business to Springfield, Massachusetts, which was completed in November. Excluding those items, second quarter gross profit margin would have been 29.8%.

•	Operating expense for the second quarter totaled $21.2 million, or 22.9% of sales, compared with operating expense of $20.6 million, or 24.7% of sales, for the second quarter last year.

•

Net income from continuing operations for the second quarter was $948,000, or $0.01 per diluted share, compared with net income from continuing operations of $2.6 million, or $0.04 diluted share, for the second quarter last year. Net income from continuing operations for the second quarter included expenses totaling $0.04 per diluted share related to the combined impact of the Thompson/Center Arms consolidation and product recall as well as the legal fees incurred in connection with the ongoing DOJ and SEC investigations. Net income from continuing operations for the prior year comparable quarter included expenses totaling $0.03 per diluted share related to the DOJ and SEC matters.

•	Non-GAAP adjusted EBITDAS from continuing operations for the second quarter totaled $10.2 million compared with $10.8 million for the year-ago quarter.

•

At the end of the quarter, firearm backlog was $149.9 million, which was $117.5 million higher than at the end of the second quarter last year and $1.1 million higher than the most recent sequential quarter.

•	Operating cash flow of $13.2 million and capital spending of $1.6 million resulted in free cash flow of $11.6 million.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, said, “Our second quarter was a productive one, delivering sales growth across all of our handgun and modern sporting rifle categories, and highlighted by a number of accomplishments that demonstrate our sole focus on firearms. During the quarter, we made the decision to divest our security solutions business, and we engaged Wedbush Securities to manage that effort. We neared completion of our Thompson/Center Arms consolidation, an action designed to improve efficiencies and enhance gross margins. We shipped our Military & Police (M&P) firearms to a number of police departments in the United States, and we shipped our first order to the Belgium Federal Police pursuant to a multi-year contract, which was our largest single contract to date for our M&P polymer pistols. On the administrative front, we reduced our line of credit to better match our current needs, and we successfully settled a patent infringement claim against a rifle competitor to defend our intellectual property.”

Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer, said, “Our cost reduction efforts began to gain traction in the second quarter, evidenced by operating expenses that came in below our expectations. We had $49.2 million in cash as of October 31, 2011, no borrowings under our $60.0 million credit facility, and working capital of $84.3 million. Given our strong balance sheet, we are well positioned to address the $30.0 million of convertible notes that can be put to us for repurchase on December 15 of this year.”

Financial Outlook for Continuing Operations

The company is raising its anticipated net sales from continuing operations for fiscal 2012 to between $385.0 million and $395.0 million, which would represent year-over-year growth from continuing operations of between 13% and 15%, up from the prior outlook of 11% to 13% growth. The company now anticipates total gross profit margin for fiscal 2012 to approach 30% and operating expenses to be between 21% and 22% of net sales. The tax rate is expected to be approximately 40%.

The company expects net sales from continuing operations for the third quarter of fiscal 2012 to be between $92.0 million and $96.0 million. Gross profit margin for the third quarter is anticipated to be approximately 30%, which takes into account the final expenses and reduced efficiencies related to the Thompson/Center Arms consolidation. Third quarter operating expense is expected to be approximately $22.0 million, including costs related to the ongoing DOJ and SEC matters and final costs related to the Thompson/Center Arms consolidation, and the tax rate is expected to be approximately 40%.

Conference Call and Webcast

The company will host a conference call and webcast today, December 8, 2011, to discuss its second quarter fiscal 2012 financial and operational results. Speakers on the conference call will include James Debney, President and CEO, and Jeffrey D. Buchanan, Executive Vice President and CFO. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at 617-614-2707 and reference conference code 53721946. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Adjusted EBITDAS

In this press release, a non-GAAP financial measure known as “Adjusted EBITDAS” is presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based employee compensation expense, impairment charge to goodwill and indefinite lived long-lived intangible assets related to the acquisition of Smith & Wesson Security Solutions (SWSS), DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income/(Loss) to Non-GAAP Adjusted EBITDAS” for a detailed explanation of the amounts excluded and included from net income to arrive at Adjusted EBITDAS for the three-month and six month periods ended October 31, 2010 and October 31, 2011. Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing. The company delivers a broad portfolio of firearms and related training to the military, law enforcement, and sports markets. Smith & Wesson Holding Corporation companies include Smith & Wesson Corp., the globally recognized manufacturer of quality firearms, and Thompson/Center Arms Company, Inc., a premier designer and manufacturer of premium hunting firearms. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson and its companies, call (800) 331-0852 or log on to

www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the outcome of the divestiture of our security solutions business; the success of our Thompson/Center arms consolidation in improving our efficiencies and enhancing gross margins; our belief that we are well-positioned to address the $30.0 million of convertible notes that can be put to us for repurchase on December 15, 2011; our outlook for net sales from continuing operations and net sales growth from continuing operations for fiscal 2012; our outlook for total gross profit margin, operating expenses as a percentage of net sales, and our tax rate for fiscal 2012; our outlook for net sales from continuing operations for the third quarter of fiscal 2012; our outlook for gross profit margin and operating expenses for the third quarter of fiscal 2012, which include effects relating to the Thompson/Center Arms consolidation and, for operating expenses, the ongoing DOJ and SEC matters; and our outlook for our tax rate for the third quarter of fiscal 2012. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions, and consumer spending patterns; the potential for increased gun control; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; the success of the divestiture of our security solutions business and its effects on our core firearm business; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2011.

*Footnote: NICS = National Instant Criminal Background Check System (NICS) maintained by the United States Federal Bureau of Investigation (FBI)

Adjusted NICS = Adjusted NICS data is calculated by the National Shooting Sports Foundation by subtracting out all NICS purpose code permit checks used by several states, such as Kentucky, Iowa, and Utah, for Concealed Carry Weapon (CCW) permit application checks as well as checks on active CCW permit databases.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended October 31,		For the Six Months Ended October 31,
	2011	2010	2011	2010
	(In thousands, except per share data)
Net sales	$92,299	$83,565	$184,029	$161,328
Cost of sales	67,693	58,138	132,907	107,271

Gross profit	24,606	25,427	51,122	54,057

Operating expenses:
Research and development	1,241	913	2,579	1,892
Selling and marketing	8,636	8,898	16,761	17,285
General and administrative	11,295	10,804	22,817	23,141

Total operating expenses	21,172	20,615	42,157	42,318

Operating income from continuing operations	3,434	4,812	8,965	11,739

Other income/(expense):
Other income, net	20	672	54	1,155
Interest income	399	292	802	560
Interest expense	(2,477)	(1,109)	(4,416)	(2,206)

Total other income/(expense), net	(2,058)	(145)	(3,560)	(491)

Income from continuing operations before income taxes	1,376	4,667	5,405	11,248
Income tax expense	428	2,095	2,182	4,847

Income from continuing operations	948	2,572	3,223	6,401
Discontinued operations:
Loss from operations of discontinued security solutions division	(4,004)	(41,248)	(6,706)	(39,235)
Income tax benefit	(1,465)	(1,391)	(2,681)	(1,761)

Loss on discontinued operations	(2,539)	(39,857)	(4,025)	(37,474)

Net loss/comprehensive loss	$(1,591)	$(37,285)	$(802)	$(31,073)

Net income/(loss) per share:
Basic - continuing operations	$0.01	$0.04	$0.05	$0.11

Basic - discontinued operations	$(0.04)	$(0.66)	$(0.06)	$(0.62)

Diluted - continuing operations	$0.01	$0.04	$0.05	$0.10

Diluted - discontinued operations	$(0.04)	$(0.62)	$(0.06)	$(0.60)

Weighted average number of common shares outstanding:
Basic	64,697	60,070	64,613	60,005
Diluted	65,110	63,857	65,130	62,245

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of:

	September 30,	September 30,
	October 31, 2011 (Unaudited)	April 30, 2011
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $5,827 on October 31, 2011 and $5,821 on April 30, 2011	$49,190	$58,292
Accounts receivable, net of allowance for doubtful accounts of $1,464 on October 31, 2011 and $2,147 on April 30, 2011	52,863	64,753
Inventories	59,278	51,720
Other current assets	11,318	10,212
Deferred income taxes	14,073	14,073
Income tax receivable	5,930	4,513

Total current assets	192,652	203,563

Property, plant and equipment, net	64,934	62,390
Intangibles, net	8,239	8,692
Other assets	5,838	6,804

	$271,663	$281,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,976	$40,119
Accrued expenses	21,881	25,356
Accrued payroll	6,606	5,309
Accrued taxes other than income	3,240	11,421
Accrued profit sharing	6,055	4,081
Accrued product/municipal liability	2,275	2,584
Accrued warranty	5,762	3,424
Current portion of notes payable	30,542	30,000

Total current liabilities	108,337	122,294

Deferred income taxes	5,309	5,309

Notes payable, net of current portion	50,000	50,000

Other non-current liabilities	12,148	8,763

Total liabilities	175,794	186,366

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 66,069,449 shares issued and 64,869,449 shares outstanding on October 31, 2011 and 65,710,531 shares issued and 64,510,531 shares outstanding on April 30, 2011	66	66
Additional paid-in capital	187,390	185,802
Accumulated deficit	(85,264)	(84,462)
Accumulated other comprehensive income	73	73
Treasury stock, at cost (1,200,000 common shares)	(6,396)	(6,396)

Total stockholders’ equity	95,869	95,083

	$271,663	$281,449

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	September 30,	September 30,
	For the Six Months Ended
	October 31, 2011	October 31, 2010
	(In thousands)
Cash flows from operating activities:
Net loss	$(802)	$(31,073)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Amortization and depreciation	8,526	7,023
Loss on sale of assets	361	66
(Recoveries of)/provision for losses on accounts receivable	(607)	187
Impairment of long-lived assets	—	39,495
Deferred income taxes	—	1,875
Stock-based compensation expense	1,124	917
Change in contingent consideration	—	(3,060)
Excess book deduction of stock-based compensation	(240)	(187)
Changes in operating assets and liabilities:
Accounts receivable	12,497	6,111
Inventories	(7,558)	(7,441)
Other current assets	(1,106)	(3,523)
Income tax receivable/payable	(1,417)	568
Accounts payable	(8,143)	(2,396)
Accrued payroll	1,297	(4,334)
Accrued taxes other than income	(8,181)	3,232
Accrued profit sharing	1,974	2,355
Accrued other expenses	(3,881)	(2,506)
Accrued product/municipal liability	(309)	(184)
Accrued warranty	2,338	(662)
Other assets	1,758	55
Other non-current liabilities	306	761

Net cash (used in)/provided by operating activities	(2,063)	7,279

Cash flows from investing activities:
Payments to acquire patents and software	(109)	(320)
Proceeds from sale of property and equipment	153	1
Payments to acquire property and equipment	(6,667)	(4,523)

Net cash used in investing activities	(6,623)	(4,842)

Cash flows from financing activities:
Proceeds from loans and notes payable	1,532	1,365
Cash paid for debt issue costs	(1,887)	—
Proceeds from energy efficiency incentive programs	225	—
Proceeds from exercise of options to acquire common stock including employee stock purchase plan	704	672
Taxes paid related to restricted stock issuance	—	(50)
Payments on loans and notes payable	(990)	(680)

Net cash (used in)/provided by financing activities	(416)	1,307

Net (decrease)/increase in cash and cash equivalents	(9,102)	3,744
Cash and cash equivalents, beginning of period	58,292	39,855

Cash and cash equivalents, end of period	$49,190	$43,599

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$2,649	$1,697
Income taxes	1,129	1,622

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	September 30,	September 30,		September 30,	September 30,	September 30,		September 30,
	For the Three Months Ended October 31, 2011:				For the Three Months Ended October 31, 2010:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$92,299			$92,299	$83,565			$83,565
Cost of sales	67,693	$(3,659	)(7)	64,034	58,138	$(2,443	)(1)	55,695

Gross profit	24,606	3,659		28,265	25,427	2,443		27,870

Operating expenses:
Research and development	1,241	(45	)(7)	1,196	913	(31	)(1)	882
Selling and marketing	8,636	(90	)(7)	8,546	8,898	(63	)(1)	8,835
General and administrative	11,295	(2,871	)(2)	8,424	10,804	(3,435	)(3)	7,369

Total operating expenses	21,172	(3,006)		18,166	20,615	(3,529)		17,086

Operating income from continuing operations	3,434	6,665		10,099	4,812	5,972		10,784

Other income/(expense):
Other income/(expense), net	20	—		20	672	(618	)(4)	54
Interest income	399	(361	)(8)	38	292	(292	)(8)	—
Interest expense	(2,477)	2,477	(5)	—	(1,109)	1,109	(5)	—

Total other income/(expense), net	(2,058)	2,116		58	(145)	199		54

Income from continuing operations before income taxes	1,376	8,781		10,157	4,667	6,171		10,838
Income tax expense	428	(428	)(6)	—	2,095	(2,095	)(6)	—

Income from continuing operations	948	9,209		10,157	2,572	8,266		10,838
Discontinued operations:
Loss from operations of discontinued security solutions division	(4,004)	779	(9)	(3,225)	(41,248)	39,758	(9)	(1,490)
Income tax benefit	(1,465)	1,465	(6)	—	(1,391)	1,391	(6)	—

Loss on discontinued operations	(2,539)	(686)		(3,225)	(39,857)	38,367		(1,490)
Net income/(loss)/ comprehensive income/(loss)	$(1,591)	$8,523		$6,932	$(37,285)	$46,633		$9,348

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS (Unaudited)

	September 30,	September 30,		September 30,	September 30,	September 30,		September 30,
	For the Six Months Ended October 31, 2011:				For the Six Months Ended October 31, 2010:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Net sales	$184,029			$184,029	$161,328			$161,328
Cost of sales	132,907	$(7,630	)(7)	125,277	107,271	$(4,604	)(1)	102,667

Gross profit	51,122	7,630		58,752	54,057	4,604		58,661

Operating expenses:
Research and development	2,579	(103	)(7)	2,476	1,892	(54	)(1)	1,838
Selling and marketing	16,761	(174	)(7)	16,587	17,285	(107	)(1)	17,178
General and administrative	22,817	(5,350	)(2)	17,467	23,141	(5,752	)(3)	17,389

Total operating expenses	42,157	(5,627)		36,530	42,318	(5,913)		36,405

Operating income from continuing operations	8,965	13,257		22,222	11,739	10,517		22,256

Other income/(expense):
Other income/(expense), net	54	—		54	1,155	(1,117	)(4)	38
Interest income	802	(681	)(8)	121	560	(414	)(8)	146
Interest expense	(4,416)	4,416	(5)	—	(2,206)	2,206	(5)	—

Total other income/(expense), net	(3,560)	3,735		175	(491)	675		184

Income from continuing operations before income taxes	5,405	16,992		22,397	11,248	11,192		22,440
Income tax expense	2,182	(2,182	)(6)	—	4,847	(4,847	)(6)	—

Income from continuing operations	3,223	19,174		22,397	6,401	16,039		22,440
Discontinued operations:
Loss from operations of discontinued security solutions division	(6,706)	1,501	(9)	(5,205)	(39,235)	38,103	(9)	(1,132)
Income tax benefit	(2,681)	2,681	(6)	—	(1,761)	1,761	(6)	—

Loss on discontinued operations	(4,025)	(1,180)		(5,205)	(37,474)	36,342		(1,132)
Net income/(loss)/ comprehensive income/(loss)	$(802)	$17,994		$17,192	$(31,073)	$52,381		$21,308

(1)	To eliminate depreciation and amortization expense.

(2)

To eliminate depreciation, amortization, stock-based compensation expense, plant consolidation costs, severance benefits for our former President and CEO, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.

(3)	To eliminate depreciation, amortization, stock-based compensation expense, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.

(4)	To eliminate unrealized mark-to-market adjustments on foreign exchange contracts and fair value of contingent consideration liability.

(5)	To eliminate interest expense.

(6)	To eliminate income tax expense.

(7)	To eliminate depreciation, amortization, and plant consolidation costs.

(8)	To eliminate intercompany interest income.

(9)	To eliminate depreciation, amortization, impairment of long-lived assets, interest expense, and stock-based compensation expense.